                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              TRUSTMARK CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ---------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:
        ---------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ---------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:
        ---------------------------------------------------------

     5) Total fee paid:
        ---------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         --------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         --------------------------------------------------------
     3)  Filing Party:
         --------------------------------------------------------
     4)  Date Filed:
         --------------------------------------------------------

                              TRUSTMARK CORPORATION

               Post Office Box 291 Jackson, Mississippi 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 March 11, 1997


TO THE SHAREHOLDERS:

     The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation (the "Corporation"), will be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 11, 1997, at 10:00 A.M., local time, for the following purposes:

     1.   To elect a board  of  twenty-five  directors  to hold  office  for the
          ensuing  year  and  until  their   successors  are  elected  and  have
          qualified.

     2. To approve Trustmark Corporation 1997 Long Term Incentive Plan described in the Proxy Statement accompanying this notice.

     3. To transact such other business as may properly come before the meeting.

     The close of business on January 24, 1997 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not close.
     You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. The proxy also may be revoked at any time prior to its exercise by written notice to the Secretary of the Corporation or by execution of a subsequently dated proxy.

     BY ORDER OF THE BOARD OF DIRECTORS.

                              /s/ Frank R. Day
                              ----------------
                                  Chairman

Dated and Mailed at
Jackson, Mississippi
On or about February 14, 1997

Enclosures:  1)  Proxy
             2)  Business Reply Envelope
             3)  Annual Report

                              TRUSTMARK CORPORATION

               Post Office Box 291 Jackson, Mississippi 39205-0291

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 March 11, 1997

                                   I. GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for the annual meeting of shareholders to be held in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, Jackson, Mississippi, on Tuesday, March 11, 1997, at 10:00 A.M., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.
     Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation at the meeting, or by execution of a subsequently dated proxy. All valid proxies received by the Corporation will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors and for the proposed Trustmark Corporation 1997 Long Term Incentive Plan.
     Shareholders of record at the close of business on January 24, 1997 are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date the Corporation had outstanding 34,910,683 shares of common stock. Except in the election of directors each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are not counted.
     Solicitation of proxies will be primarily by mail. Employees of the Corporation and its subsidiaries may be used to solicit proxies by means of telephone, telegraph, or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by the Corporation.
     The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of the Corporation.

                            II. ELECTION OF DIRECTORS

     The following slate of twenty-five nominees has been proposed by the Board of Directors for election at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for that nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Shareholders may make nominations at the meeting. The persons who will be elected to the Board of Directors will be the twenty-five nominees receiving the largest number of votes.



                                                                DIRECTOR OF
                              BUSINESS EXPERIENCE               CORPORATION &     DIRECTORSHIPS HELD
NAME                   AGE    DURING THE LAST FIVE YEARS        TRUSTMARK SINCE   IN OTHER COMPANIES(1)
------------------------------------------------------------------------------------------------------------
J. Kelly Allgood        56    President, Mississippi                1991
                              Operations, BellSouth

Reuben V. Anderson      54    Partner, Phelps Dunbar,               1980          The Kroger Company
                              L.L.P.(Attorneys)                                   BellSouth Corporation

John L. Black, Jr.      57    Chairman and Chief Executive          1990
                              Officer, The Waverley Group, Inc.
                              (Owns and Manages Nursing Home
                              Facilities)

Harry H. Bush           64    President, Bush Construction          1988
                              Company, Inc.; Senior Vice
                              President, Dunn & Bush
                              Construction, L.L.C.
                              (Road and Bridge Construction)

Robert P. Cooke III     62    Manages Personal and Family           1991
                              Investments


Frank R. Day            65    Chairman of the Board, President      1976
                              and Chief Executive Officer,
                              Trustmark Corporation; Chairman
                              of the Board and Chief Executive
                              Officer, Trustmark National Bank

William C. Deviney, Jr. 51    Chief Executive Officer and           1995
                              President, Deviney Construction
                              Company, Inc. (Telecommunications
                              Construction)

D. G. Fountain, Jr.     60    President, Fountain Construction      1980
                              Company, Inc. (Mechanical and
                              Electrical Contractors)

C. Gerald Garnett       52    Executive Vice President and          1993
                              Chief Executive Officer,
                              Southern Farm Bureau
                              Casualty Insurance Company and
                              Southern Farm Bureau Property
                              Insurance Company



Matthew L. Holleman III 45    President and Chief Executive         1994
                              Officer, Mississippi Valley Gas
                              Company (Natural Gas Distribution)
                              since October 1993; Executive
                              Vice President and Treasurer
                              from 1991 to 1993

Fred A. Jones           61    President, Columbus Manufacturers,    1994
                              Inc. (Mail Order Distributor);
                              President, Columbus Marble Works,
                              Inc. (Manufacturer of Marble and
                              Granite Monuments and License
                              Plates) since July 1994; Vice
                              President until July 1994

T. H. Kendall III       60    President and General Manager,        1971
                              The Gaddis Farms, Inc. (Farming,
                              Banking, Oil Production)

Larry L. Lambiotte      49    Co-Owner, Falco Lime, Inc.            1995
                              (Lime Sales)

Robert V. Massengill    57    President, Consulting Solutions,      1989
                              Inc. (Small Business Consulting)
                              since January 1996; Chairman of
                              the Advisory Board, Brookhaven
                              Branch, Trustmark National Bank
                              since December 1992; President,
                              Brookhaven Branch, Trustmark
                              National Bank from August 1987
                              to December 1992

Donald E. Meiners       61    President, Entergy Mississippi        1994
                              (formerly Mississippi Power &
                              Light Company) since January 1993;
                              President and Chief Operating
                              Officer, Mississippi Power & Light
                              Company from January 1992 to
                              January 1993

William Neville III     56    President, The Rogue and Good         1980
                              Company (Men's Clothing)

Richard H. Puckett      42    Chief Executive Officer and           1995
                              President, Puckett Machinery
                              Company, (Distributor of Heavy
                              Earth Moving Equipment) since
                              January 1992

Charles W. Renfrow      50    President, Renfrow Supply, Inc.       1995
                              (Supplier of Commercial and Resi-
                              dential Construction Material);
                              President, Renfrow Insulation, Inc.
                              (Commercial and Residential
                              Insulation)

Clyda S. Rent           54    President, Mississippi                1994
                              University for Women

William Thomas Shows    64    General Manager, Pearl River          1987
                              Valley Electric Power Association

Harry M. Walker         46    Secretary, Trustmark Corporation      1992
                              since January 1995; President and
                              Chief Operating Officer, Trustmark
                              National Bank since March 1992

LeRoy G. Walker, Jr.    47    President, LTM, Inc.                  1995
                              (McDonald's Restaurant Franchises)

Paul H. Watson, Jr.     58    President, Farmers Tractor            1989
                              Company, Inc.

John C. Wheeless, Jr.   56    Senior Partner, Wheeless, Beanland,   1995
                              Shappley & Bailess, Attorneys

Allen Wood, Jr.         53    President and Chief Executive         1993
                              Officer, Scientific Tele-
                              communications, Inc. (Tele-
                              communications Equipment Sales
                              and Service)

(1) Indicates other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

         III.  APPROVAL OF TRUSTMARK CORPORATION 1997 LONG TERM
                             INCENTIVE PLAN

     On January 14, 1997, the Board of Directors of the Corporation adopted the Trustmark Corporation 1997 Long Term Incentive Plan (the "Plan") which is subject to approval by the Corporation's shareholders. The Plan is attached hereto as Exhibit A. The following summary of the Plan is qualified in its entirety by reference to the Plan.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the long-term success of the Corporation and its subsidiaries by providing select key employees of the Corporation and its subsidiaries with the opportunity to acquire shares of the common stock of the Corporation. By encouraging such stock ownership, the Corporation seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees of the Corporation, Trustmark National Bank (the "Bank") and their subsidiaries to promote the success of the Corporation.

DESCRIPTION OF THE PLAN

     Effective Date. The Plan will become effective on the date of its approval by the Corporation's shareholders (the "Effective Date").

     Administration. The Plan shall be administered by the Executive Compensation Committee (the "Committee"), appointed, from time to time, by the Board of Directors. Each Member of the Committee must be a non-employee director (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and an outside director (within the meaning of the U.S. Treasury Regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). The Committee has discretionary authority to select participants and grant awards, to determine the form and content of awards to be made under the Plan, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make other determinations necessary or advisable for the administration of the Plan. The awards shall be subject to such terms and conditions as are established by the Committee in a written agreement between the Corporation and the recipient (the "Optionee") of the awards.

     Types of Awards; Eligible Persons. Under the Plan, the Committee may grant incentive and/or non-qualified stock options (collectively, "Options") to selected key employees of the Corporation and its affiliates.

     Shares Available For Grants. The Plan authorizes the granting of Options to purchase up to 3,491,068 shares of the common stock of the Corporation; provided, however, that Options granting no more than 1% of the Corporation's outstanding shares (determined as of the last day of the fiscal year preceding the year of grant of the Option) may be issued in any one fiscal year. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock split, stock dividend, combination or exchange of shares, or similar event, the number and kind of shares reserved for issuance under the Plan, the number and kind of shares subject to outstanding Options and the exercise price thereof, shall be proportionately adjusted.

     Awards. Awards under the Plan may be either incentive stock options ("ISOs") as defined in Section 422 of the Code or options that are not ISOs ("NQSOs"). Unless otherwise expressly determined by the Committee, all Options shall provide for vesting in four equal annual installments commencing on the first anniversary of the date of grant. As required by federal tax law, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an Optionee for the first time during any calendar year (under all plans of the Corporation and any subsidiary) exceeds $100,000, the Options granted in excess of $100,000 shall be treated as NQSOs. A participant may be granted multiple Options, but the maximum number of shares with respect to which Options may be granted under the Plan to any participant during any fiscal year is 45,000, subject to adjustment for any merger, consolidation or similar reasons indicated above.

     Exercise Price. The exercise price of each Option shall be determined by the Committee but, in the case of an ISO, shall not be less than 100% of the fair market value of the optioned shares on the date of grant. In the case of an employee who owns shares representing more than 10% of the Corporation's outstanding shares at the time an ISO is granted, the exercise price shall not be less than 110% of the fair market value of the optioned shares at the time the ISO is granted.

     Exercise of Option. An Optionee may exercise Options, subject to provisions relative to their termination and limitations on their exercise, only by payment to the Corporation (contemporaneously with delivery of such notice) in cash, in common stock, by authorizing the Corporation to withhold shares which would otherwise be delivered upon exercise of the Option, in cash by a broker-dealer acceptable to the Corporation, or a combination of cash and shares, of the exercise price for the number of shares being purchased. Except as otherwise provided in the agreement between the Corporation and the Optionee, an Option may be exercised by an Optionee only during the period during which the Optionee has maintained continuous service from the date of grant until 90 days after termination of continuous service. In the event of the Optionee's death or disability, the Option may be exercised within 90 days from the date of death or date of termination of employment due to disability, as applicable. In no event; however, may an Option be exercised later than the date it would otherwise expire.

     Change in Control. Notwithstanding the provisions of any Option which provides for its exercise or vesting in installments, all Options shall, upon a "change in control," be fully vested and immediately exercisable. At the time of a change in control, the Optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the stock subject to the Option over the exercise price of such shares, in exchange for the cancellation of such Options by the Optionee.
     For purposes of the Plan, "change in control" means any of the following events: (i) the acquisition of ownership of, holding or power to vote more than 20% of the Corporation's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Corporation's Board, (iii) the acquisition of a controlling influence over the management or policies of the Corporation by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board (the "Existing Board") ceasing for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (i), (ii), and (iii) hereof, ownership or control of the Corporation's voting stock by the Bank or any employee benefit plan sponsored by the Corporation or the Bank shall not constitute a change in control.

     Non-Transferability. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permissible under Rule 16b-3 of the Exchange Act, a participant who receives NQSOs may transfer such NQSOs to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit ("Permitted Transferee"), provided that NQSOs so transferred may not again be transferred other than to the original participant or to a Permitted Transferee. NQSOs which are transferred shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such NQSOs in the hands of the participant originally receiving the grant.

     Duration of the Plan and Grants. The Plan has a term of 10 years from the Effective Date, after which date no Options may be granted. The maximum term of an Option is 10 years from the date of grant, except that the maximum term of an ISO may not exceed 5 years if the Optionee owns more than 10% of the common stock of the Corporation on the date of grant.

     Amendment and Termination of the Plan. The Board of Directors of the Corporation may, from time to time, amend the terms of the Plan and, with respect to any shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of any affected Optionee, alter or impair any rights or obligations under any Option previously granted.

FINANCIAL EFFECTS OF OPTIONS

     The Corporation will receive no monetary consideration for the granting of Options under the Plan. The Corporation will receive no monetary consideration other than the option price for shares of common stock issued to Optionees upon the exercise of their Options.
     On January 21, 1997, the closing price of Trustmark Corporation common stock was $25.50 per share.

PROPOSED GRANTS

     Neither the Board of Directors nor the Committee has made any determination as to whom Options under the Plan will be awarded or the amounts or forms thereof.

FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of Options under the Plan is based on federal tax laws currently in effect and does not purport to be a complete description of such federal tax consequences.
     There are no federal tax consequences either to the Optionee or to the Corporation upon the grant of an ISO or a NQSO. On the exercise of an ISO, the Optionee will not recognize any income and the Corporation will not be entitled to a deduction, although such exercise will be an item of tax preference in the year of exercise by the Optionee for purposes of the alternative minimum tax. Generally, if the Optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the Optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale) and capital gain or loss based upon the difference in the sales price and the market value on the exercise date. The Corporation will be entitled to a deduction in the amount of ordinary income recognized by the Optionee. The Corporation will not be entitled to any deduction to the extent the gain or loss is treated as a capital gain or loss.
     On the exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the Optionee as ordinary income and deductible by the Corporation. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the Optionee, but will have no tax consequences for the Corporation.

RECOMMENDATION AND VOTE REQUIRED

     The Board of Directors has determined that the Plan is desirable, cost effective, and produces incentives which will benefit the Corporation and its shareholders. The Board of Directors is seeking shareholder approval of the Plan pursuant to NASDAQ requirements and in order to satisfy the requirements of the Code for favorable tax treatment of ISOs.

     Shareholder approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast at the meeting. The Board of Directors recommends that shareholders vote "for" approval of the Plan.

               IV. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On January 24, 1997, the Corporation had outstanding 34,910,683 shares of common stock, no par value, owned by approximately 5,200 shareholders. The following is certain information about shareholders beneficially owning more than five percent of the outstanding common stock of the Corporation.

Name and Address         Amount and Nature of        Percent
of Beneficial Owner      Beneficial Ownership        of Class
-------------------      --------------------        --------
Capitol Street               2,053,787                 5.88%
 Corporation (1)
711 West Capitol Street
Jackson, MS 39207

Robert M. Hearin             3,818,692                10.94%
 Foundation; Robert M.
 Hearin Support
 Foundation (2)
711 West Capitol Street
Jackson, MS 39207

Trustmark National           2,231,359                 6.39%
 Bank (3)
248 East Capitol Street
Jackson, MS 39201

(1)      Includes 12,254 shares owned by a second tier subsidiary.

(2)      Includes  191,964  shares  owned by the Robert M.  Hearin  Foundation,
         1,436,441 shares owned by the Robert M. Hearin Support Foundation, 2,041,533 shares owned by Capitol Street Corporation, 136,500 shares owned by Bay Street Corporation and 12,254 shares owned by American Federated Insurance Company, Inc. which is a second tier subsidiary controlled by Capitol Street Corporation. Capitol Street Corporation is a 100 percent owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Does not include 254,427 shares held in the Mississippi Valley Gas Company pension plan, since the Bank has voting and investment power over these shares. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert
         M. Hearin Support  Foundation are made by the  Foundations'  trustees:
         Robert M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.

(3) Includes 91,867 shares owned by the Bank's 401(k) Plan, 142,129 shares held in the Bank's Employee Stock Purchase Plan, 81,873 shares held in the Bank's Retirement Plan and 1,915,490 shares held by the Bank's Trust Department in various capacities in which the Bank has investment or voting discretion. Although the Bank's Trust Department has voting and investment discretion with respect to the 1,915,490 shares held in trust, it has declined to exercise this authority as a matter of policy.

                 V. OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

     The table sets forth the beneficial ownership of the Corporation's common shares as of January 24, 1997, by persons who are currently serving as directors, persons nominated for election at the annual meeting and each of the executive officers named in Section VI hereof. Also shown is ownership by all directors and executive officers of the Corporation as a group. The persons listed have sole voting and investment power as to all shares except as indicated. The table below includes beneficial ownership in shares held by officers as participants in the Bank's Employee Stock Purchase Plan. Percent of outstanding shares of common stock owned is not shown where less than one percent.

                         Amount and              Percent of
                         Nature of               Outstanding
                         Beneficial              Shares of
                         Ownership of            Common Stock
     Name                Common Stock               Owned
----------------         -------------           ------------
J. Kelly Allgood            13,829
Reuben V. Anderson           9,136 (1)
John L. Black, Jr.         280,519 (1)(2)
Harry H. Bush               28,277 (1)
Robert P. Cooke III         61,384
Frank R. Day             1,618,845 (3)             4.64%
William C. Deviney, Jr.      1,500
D. G. Fountain, Jr.        114,400 (4)
C. Gerald Garnett          717,051 (5)             2.05%
Matthew L. Holleman III  3,838,131 (6)            10.99%
Gerard R. Host               9,705 (1)(7)
Fred A. Jones              223,359 (1)(8)
T. H. Kendall III          183,459 (1)(9)
Larry L. Lambiotte          53,100 (10)
Robert V. Massengill        41,220 (7)
Donald E. Meiners              250
Thomas W. Mullen             9,208 (1)(7)
William Neville III         76,040
Richard H. Puckett         122,254 (1)(11)
William O. Rainey           10,935 (7)
Charles W. Renfrow         136,000 (12)
Clyda S. Rent                  400
William Thomas Shows        64,710 (1)
Harry M. Walker             23,696 (7)
LeRoy G. Walker, Jr.           500
Paul H. Watson, Jr.         11,196 (1)(13)
John C. Wheeless, Jr.      126,569
Allen Wood, Jr.             11,221 (1)


Above named persons and
executive officers of
Corporation as a group   7,786,894                22.31%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 14,500 shares held in a private foundation for which nominee has voting and investment authority.

(3) Includes 5,039 shares held for nominee in the Bank's Employee Stock Purchase Plan and 135,636 shares owned by a charitable foundation as to which nominee has one of five votes on investment and voting decisions. Also, includes 52,722 shares held in the Bank's Employee Stock Ownership Plan ("ESOP") as to which nominee has voting authority.

(4) Includes 80,700 shares owned by Fountain Construction Company for which nominee has voting authority.

(5) Includes 677,551 shares owned by Southern Farm Bureau Casualty Insurance Company and 36,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.

(6) Includes 19,439 shares owned by nominee and immediate family members and 3,818,692 shares as to which nominee has shared investment and voting authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and director of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation under Section IV.

(7) Includes shares held in the Bank's ESOP as to which nominee has voting authority.

(8) Includes 17,361 shares owned by Columbus Manufacturers, Inc. and 4,668 shares owned by Quality Products, Inc., for which nominee has investment and voting authority. Also includes 74,568 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(9) Includes 43,436 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes 66,028 shares owned by The Gaddis Farms, Inc. and 38,821 shares owned by Gaddis & McLaurin, Inc. for which nominee has voting authority.

(10) Includes 6,000 shares owned by Falco Lime, Inc. for which nominee has voting and/or investment authority.

(11) Includes 45,000 shares owned by Puckett Machinery Company and 30,180 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(12) Includes 9,500 shares held by Renfrow Supply Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(13) Includes 1,000 shares held in an estate for which nominee has voting and/or investment authority.

              VI. COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table shows the aggregate compensation for the last three fiscal years paid by the Corporation and its subsidiary, Trustmark National Bank, to the Corporation's Chief Executive Officer and to the Bank's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1996. For each named individual, credited years of service under the Bank's pension plan is shown below. Deferred compensation is included as salary in the year earned.
                                                                      Years
Name and                                             All Other         of
Principal Position       Year   Salary   Bonus(1)  Compensation(2)   Service
-----------------------  ----  --------  --------  ---------------  ---------
Frank R. Day             1996  $450,000  $450,000      $6,304          40
Chairman, President and  1995   450,000   300,000       5,581
Chief Executive Officer, 1994   400,000   150,000       5,717
Trustmark Corporation;
Chairman and Chief
Executive Officer,
Trustmark National Bank

Harry M. Walker          1996  $190,000  $100,000      $6,271          26
Secretary,               1995   170,000    70,000       5,552
Trustmark Corporation;   1994   160,000    56,000       5,687
President and Chief
Operating Officer,
Trustmark National Bank

Gerard R. Host           1996  $175,000   $90,000      $6,222          13
Treasurer,               1995   135,000    60,500       5,508
Trustmark Corporation;   1994   125,000    31,750       5,642
Executive Vice
President and Chief
Financial Officer,
Trustmark National Bank

William O. Rainey        1996  $138,500   $40,000      $6,230          15
Executive Vice           1995   135,500    33,875       5,516
President and Chief      1994   133,000    33,250       5,650
Banking Officer,
Trustmark National Bank

Thomas W. Mullen         1996  $128,500   $37,500      $6,226          14
Executive Vice           1995   123,500    30,875       5,512
President for Strategic  1994   121,000    30,250       5,646
Planning, Trustmark
National Bank

(1) Includes Business Development Incentive which was awarded in recognition of special new business development achievements. Amounts paid did not exceed $500 for any named individual in any year.

(2) Represents contributions under Profit Sharing Plan.

     The Bank maintains a noncontributory pension plan (the "Pension Plan") for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the Pension Plan to persons in the following remuneration and years of service classifications:


10 Year Average          YEARS OF CREDITED SERVICE
Annual Earnings    15      20      25      30      35      40
---------------  ------  ------  ------  ------  ------  -------
  $ 50,000      $11,250 $15,000 $18,750 $22,500 $26,250 $ 30,000
    75,000       18,074  24,099  30,124  36,149  42,173   47,798
   100,000       26,137  34,849  43,561  52,274  60,986   68,486
   125,000       34,199  45,599  56,999  68,399  79,798   89,173
   150,000       42,262  56,349  70,436  84,524  98,611  109,861

     Benefits payable under the Pension Plan are based on a formula that takes into account the individual's average compensation over the highest consecutive ten-year period and the number of years of credited service. Subject to the benefit and compensation limits under federal law, the formula takes into account all compensation, including salaries and bonuses. For the year 1996, the compensation limit was $150,000 and the benefit limit was $120,000. Amounts actually payable pursuant to the Pension Plan are not subject to deduction for Social Security. The table assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989.

Compensation Committee Report on Executive Compensation

     The Corporation's Executive Committee serves as the Compensation Committee and, in such capacity, determines the compensation of the Corporation's executive officers.
     In establishing Mr. Day's salary for 1996, the Committee, without Mr. Day's involvement, considered various factors. Using the Wyatt Survey of Financial
Institutions as a resource, the Committee considered the salaries of chief executive officers in 22 financial institutions (the "Peer Group") located primarily in the Southeastern United States with asset levels ranging from approximately $3.2 billion to $16.8 billion. When compared to the aforementioned survey data, it was determined that Mr. Day's 1995 base salary was competitive with the Peer Group and therefore would remain the same for 1996. Five of the bank holding companies included in the Peer Group are in the KBW 50 index and the majority are included in the NASDAQ market index reflected in the Performance Graph that follows.
     In December 1996, the Board of Directors approved a discretionary bonus pool of approximately $2.5 million. This amount was based upon the Corporation's earnings for 1996 compared to prior years. After establishing a maximum bonus for various categories of employees, including the chief executive officer, the Committee awarded Mr. Day a bonus of $450,000. In awarding this bonus, the Committee considered Mr. Day's performance based on various factors including traditional financial results and indicators such as revenues, expenses, earnings and qualitative ratios. In addition, regulatory compliance, competitive position and similar factors in the context of the Corporation's historical performance and the performance of comparable institutions were considered. These factors were not assigned specific weights and no specific quantitative measures of performance were employed by the Committee. The Committee determined that Mr. Day's performance in 1996 had been exceptional, providing strong leadership and unique problem-solving capabilities to the organization. Although the Corporation's common stock price rose during 1996, this was not a factor considered by the Committee in evaluating Mr. Day's performance and establishing his bonus for 1996.
     The Executive Committee established the salaries of the other executive officers principally based upon Mr. Day's recommendations. The Committee and Mr. Day also reviewed compensation reported in the Wyatt Survey for similar positions at comparable financial institutions. Executive officers' salaries were designed to be at levels necessary to attract and retain qualified personnel.
     Bonuses paid to executive officers were allocated by the Committee based upon the recommendations of Management and the results of the formal performance appraisal process which is used in establishing salaries and allocating bonuses for all bank personnel. Factors considered included personal development, level of job responsibility, achievement of work goals and management skills.

                                  Executive Committee
                                  -------------------
                                  T. H. Kendall III, Chairman
                                  Frank R. Day
                                  D. G. Fountain, Jr.
                                  C. Gerald Garnett
                                  William F. Goodman, Jr.
                                  William Neville III
                                  Ben Puckett

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

     The Executive Committee, which is composed of the persons previously identified, performed as the Compensation Committee during 1996. Frank R. Day is the only member of the Committee who is an officer or employee of the Corporation or its subsidiaries. Mr. Goodman is a partner in a law firm which was retained by the Corporation and the Bank during 1996 and which is anticipated to be retained during 1997. During 1996, no executive officer of the Corporation or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Executive Committee or the Board of Directors of the Corporation.

Compensation of Directors

     Directors' meetings of the Corporation are held in conjunction with meetings of the Board of Directors of the Bank. During 1996, each director and each committee chairman received $750 and $1,000, respectively, for each board meeting attended. Members of the

Executive Committee were paid $1,875 per month. Pursuant to the Corporation's Directors Deferred Fee Plan, the Corporation permits nonemployee Directors to elect annually to defer up to 100% of fees to be earned. Generally, amounts deferred are payable with interest to the participant in accordance with the participant's agreement with the Corporation. Members of the Board who are salaried officers of the Corporation or the Bank are not paid directors' fees.

Performance Graph

     The following graph compares the Corporation's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the KBW 50 Total Return Index. The KBW 50 is an industry index prepared by Keefe, Bruyette and Woods, Inc. and consists of 50 bank holding companies, including all money-center and most major regional bank holding companies.
     This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1991, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals.

                        FIVE YEAR CUMULATIVE TOTAL RETURN

     ----------------------FISCAL YEAR ENDING-------------------------
     COMPANY        1991     1992     1993     1994     1995     1996
     -----------------------------------------------------------------
     Trustmark Corp. 100    168.29   190.45   235.29   313.75   359.46
     KBW 50          100    127.42   134.48   127.62   204.41   289.15
     NASDAQ Market   100    100.98   121.13   127.17   164.96   204.98


                        VII. TRANSACTIONS WITH MANAGEMENT

     No executive officer, director, nominee, their related entities or their immediate family members have been indebted to the Corporation, or any subsidiaries, other than the Bank, at any time since January 1, 1996. In the ordinary course of business the Bank has had, and expects to have in the future, banking transactions (including loans and other transactions) in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such loans and other banking transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.
     During  1996,  the R. M. Hearin  Support  Foundation,  the Robert M. Hearin
Foundation  and  corporations   directly  and  indirectly   controlled  by  them
(including Bay Street Corporation, Galaxie Corporation, Capitol Street Corporation, Southland Oil Company, Mississippi Valley Gas Company and
Mississippi  Energies)  loaned  money  to  the  Bank  through  the  purchase  of government securities pursuant to repurchase agreements. Director Matthew L. Holleman III is affiliated in various capacities with the aforementioned entities. A total of 1,333 repurchase transactions averaging $2,606,821 was conducted with these parties. Additionally, the Bank engaged in 15 securities sales averaging $1,103,210 with these entities. The Bank entered into 65 repurchase transactions averaging $3,148,023 with Fountain Construction Company, Inc., which is owned by director D. G. Fountain, Jr., 354 repurchase transactions averaging $3,343,712 with Deviney Construction Company, Inc., which is owned by director William C. Deviney, Jr. and 296 repurchase transactions averaging $1,076,084 with Pearl River Valley Electric Power Association, for which director William T. Shows serves as Chief Executive Officer. The Bank entered into federal funds transactions and securities transactions with Merchants and Planters Bank of Raymond, which is controlled by director T. H. Kendall III; Smith County Bank, in which Mr. Day has a significant ownership interest; and Perry County Bank, in which director Matthew L. Holleman III is affiliated and in which the Robert M. Hearin Support Foundation has a significant ownership interest. These transactions included 13 securities sales averaging $225,534 to Merchants and Planters Bank of Raymond, 16 securities sales averaging $1,056,797 to Smith County Bank and 4 securities sales averaging $505,710 to Perry County Bank. All transactions with these entities were on prevailing terms. Other members of Management and their related entities purchased and sold investment securities through the Bank and Trustmark Financial Services, Inc. (a wholly-owned subsidiary of the Bank) and periodically engaged in repurchase and other similar transactions with the Bank; however, these transactions are not, in the opinion of Management, material to either the Bank or the related entities. For the year 1996, Scientific Telecommunications, Inc., a company controlled by director Allen Wood, Jr., was paid $624,388 for telecommunications equipment and services.
     Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, L.L.P. and John C. Wheeless, Jr. is a partner in the law firm of Wheeless, Beanland, Shappley and Bailess. Each of these firms was retained by the Corporation or the Bank on various legal matters during 1996 and it is anticipated that these firms will be retained during 1997.
     During 1996, the Bank engaged in business relationships with various entities in which members of Management have direct and indirect interests. None of these relationships was considered material to the Bank or such entity.

                  VIII. OTHER INFORMATION CONCERNING DIRECTORS

     During 1996, the Corporation had an Audit Committee composed of J. Kelly Allgood, Chairman, Harry H. Bush, Fred A. Jones, Richard H. Puckett, Paul H. Watson, Jr., Allen Wood, Jr., and Advisory Director William K. Ray. This Committee, which conducts the usual and necessary activities in connection with the audit functions of the Corporation, held eight meetings during 1996.
     There were eleven meetings of the Board of Directors held during 1996. Of those directors serving during 1996, none attended fewer than 75 percent of the Board meetings and meetings of those committees of which they were members.

                IX. SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Directors, certain officers of the Corporation and its subsidiaries, and holders of more than 10 percent of the Corporation's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Corporation believes that during 1996 its officers, directors, and greater than 10 percent beneficial owners complied with all filing requirements.

                        X. INDEPENDENT PUBLIC ACCOUNTANTS

     It is the intention of the Board of Directors to employ the services of Arthur Andersen LLP, independent accountants for the Corporation during the most recently completed fiscal year, as independent accountants for the Corporation for the year 1997. Representatives of Arthur Andersen LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate and proper questions during the period generally allotted for questions at the meeting.

                          XI. PROPOSALS OF SHAREHOLDERS

     In order for a shareholder proposal to be included in a proxy statement and form of proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Corporation not less than 120 days in advance of the date the previous year's proxy statement and form of proxy were mailed to shareholders. Thus, a shareholder proposal must be received before October 17, 1997 in order to be included in the proxy statement and form of proxy for the 1998 annual meeting.

     BY ORDER OF THE BOARD OF DIRECTORS.

                               /s/ Frank R. Day
                               -----------------
                                   Chairman

                                    EXHIBIT A

                              TRUSTMARK CORPORATION
                          1997 LONG TERM INCENTIVE PLAN

1.   PURPOSE OF THE PLAN.

The name of this Plan is the Trustmark Corporation 1997 Long Term Incentive Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of Trustmark Corporation (the "Corporation") and its subsidiaries by providing select key employees of the Corporation and its subsidiaries with the opportunity to acquire shares of common stock of the Corporation. By encouraging such stock ownership, the Corporation seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to key employees of the Corporation, Trustmark National Bank (the "Bank") and their subsidiaries to promote the success of the business.

2.   DEFINITIONS.

For purposes of this Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)  "Agreement" means  a  written  agreement  entered  into in accordance with
Section 5(c).

(c)  "Award" means an Option.

(d)  "Bank" means Trustmark National Bank, a national banking association.

(e)  "Board" means the Board of Directors of the Corporation.

(f) "Change in Control" means any one of the following events: (i) the acquisition of ownership of, holding or power to vote more than 20% of the Corporation's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Corporation's Board, (iii) the acquisition of a controlling influence over the management or policies of the Corporation by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of
(i), (ii) and (iii) hereof, ownership or control of the Corporation's voting stock by the Bank or any employee benefit plan sponsored by the Corporation or the Bank shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.

(g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(h) "Committee" means the Executive Compensation Committee appointed by the Board from time to time, which shall consist of Directors, each of whom shall be both a Non-Employee Director and an Outside Director.

(i)  "Common Stock" means the common stock of the Corporation.

(j) "Continuous Service" means the absence of any interruption or termination of service as an Employee of the Corporation or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation, in the case of transfers between payroll locations of the Corporation or between the Corporation, an Affiliate or a successor.

(k)  "Corporation" means Trustmark Corporation.

(l)  "Director" means any member of the Board.

(m) "Disability" means a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Corporation or an Affiliate.

(n)  "Effective Date" means the date specified in Section 13 hereof.

(o)  "Employee" means any person employed by the Corporation or an Affiliate.

(p) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(q) "Executive Officer" means a person holding one of the offices enumerated in Rule 16a-1(f) of the Exchange Act.

(r) "Exercise Price" means the price per Optioned Share at which an Option may be exercised.

(s) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

(t) "Market Value" means the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(u) "Non-Employee Director" has the meaning provided in Rule 16b-3 of the Exchange Act.

(v)  "NQSO"  means  an  option  to   purchase  Common  Stock  which  meets  the
requirements set forth in the Plan but which is not intended to be and is not is not identified as an ISO.

(w) "Option" means an ISO and/or NQSO.

(x) "Optioned Shares" means Shares subject to an Award granted pursuant to this Plan.

(y) "Outside Director" has the meaning provided in the U.S.Treasury Regulations promulgated under Section 162(m) of the Code.

(z)  "Participant" means any person who receives an Award pursuant to the Plan.

(aa) "Plan" means this Trustmark Corporation Long Term Incentive Plan.

(bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act.

(cc) "SEC" means the Securities and Exchange Commission.

(dd) "Share" means one share of Common Stock.

3.   TERM OF THE PLAN AND AWARDS.

(a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Section 15 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

(b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the Corporation's outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.   SHARES SUBJECT TO THE PLAN.

Except as otherwise required under Section 10, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 3,491,068 Shares, provided, however, that Awards granting no more than 1% of the Corporation's outstanding Shares (determined as of the last day of the fiscal year preceding the year of grant of the Award) may be issued in any one fiscal year. Such Shares may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Corporation. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan. For purposes of this Section 4, the aggregate number of Shares that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of Shares previously issued pursuant to Awards granted under the Plan, other than Shares subsequently reacquired by the Corporation pursuant to the terms and conditions of such Awards and with respect to which the holder thereof receives no future benefits of ownership, such as dividends; and (ii) the number of Shares which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Corporation as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

5.   ADMINISTRATION OF THE PLAN.

(a)  Administration.  The Plan shall be administered by the Committee.

(b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards,
(ii) to determine the form and content of Awards to be issued and evidenced by Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c) Agreement. Each Award shall be evidenced by an Agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Corporation and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and
(iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Corporation and to cause them to be delivered to the recipients of Awards.

(d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit, expense (including attorneys fees) or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder to the full extent provided for under the Corporation's governing instruments with respect to the indemnification of Directors.

6.   GRANT OF OPTIONS.

(a) General Rule. The Committee shall have the discretion to make Awards to Employees. In selecting those Employees to whom Awards will be granted and the number of Shares covered by such Awards, the Committee shall consider the position, duties and responsibilities of the eligible Employees, the value of their services to the Corporation and its Affiliates, and any other factors the Committee may deem relevant.

(b) Vesting. The Committee may determine that all or a portion of any Award granted to a Participant shall vest at such times and upon such terms as may be selected by the Committee in its sole discretion; provided, however, that unless otherwise expressly determined by the Committee, all Awards granted to Employees shall provide for vesting in four equal annual installments commencing on the first anniversary of the date of grant of such Award.

(c) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Corporation or any present or future Affiliate of the Corporation) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are NQSOs. Each Option, or portion thereof, that is not an ISO shall be a NQSO.

(d) Maximum Awards. A Participant may be granted multiple Awards under the Plan. However, notwithstanding any other provision of this Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Participant during any fiscal year shall be 45,000, subject to adjustment as provided in Section 10 hereof.

7.   EXERCISE PRICE FOR OPTIONS.

(a) Limits on Committee Discretion. The Exercise Price as to any particular Option shall be determined by the Committee but, in the case of an ISO, shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Corporation's outstanding Shares at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

8.   EXERCISE OF OPTION.

(a) Generally. The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An Option may be exercised only with respect to whole Shares.

(b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Corporation (contemporaneously with delivery of such notice)(i) in cash, (ii) in Common Stock, (iii) by authorizing the Corporation to withhold whole Shares which would otherwise be delivered upon exercise of the Option, (iv) in cash by a broker-dealer acceptable to the Corporation to whom the Participant has submitted an irrevocable notice of exercise or (v) a combination of (i), (ii) and (iii), in each case to the extent determined by the Committee at the time the Option is granted, in the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii)-(v) in the preceding sentence and, in the case of a Participant who is subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Personnel Director of the Corporation at its executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise, and may consist of Shares subject to the Option being exercised.

(c) Period of Exercisability for ISOs. Except to the extent otherwise provided in the terms of an Agreement, an ISO may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the ISO would otherwise expire), except if the Employee's Continuous Service terminates by reason of the following:

(1) Death, then to the extent that the Employee would have been entitled to exercise the ISO immediately prior to his death, such

ISO of the deceased Employee may be exercised within 90 days from the date of his death (but not later than the date on which the ISO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by Will or by laws of descent and distribution; or

(2) Disability, then to the extent that the Employee would have been entitled to exercise the ISO immediately prior to his or her Disability, such ISO may be exercised within 90 days from the date of termination of employment due to Disability, but not later than the date on which the ISO would otherwise expire.

(d) Period of Exercisability for NQSOs. Except as otherwise provided in an Agreement, a NQSO may be exercised by a Participant only during the period during which he has maintained Continuous Service from the date of grant of the NQSO, provided that such NQSO shall continue to be exercisable for 90 days following his termination of Continuous Service for any reason. In the event of the Participant's death, then to the extent that the Participant would have been entitled to exercise the NQSO immediately prior to his death, such NQSO of the deceased Participant may be exercised within 90 days from the date of his death (but not later than the date on which the NQSO would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such NQSO shall have passed by Will or by laws of descent and distribution. Notwithstanding the foregoing, a NQSO may not be exercised later than the date on which the NQSO would otherwise expire.

(e) Suspension or Termination of Awards. If the Committee determines that a Participant has committed an act of personal dishonesty, embezzlement, fraud, non-payment of any obligation owed to the Corporation or any Affiliate, breach of fiduciary duty or deliberate disregard of any rule of the Corporation or any Affiliate, willful misconduct, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or final cease-and-desist order, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Corporation or any Affiliate, engages in any conduct constituting unfair competition, or induces any customer of the Corporation or any Affiliate to breach a contract with the Corporation or any Affiliate, the Committee may terminate the Participant's rights under any then outstanding Award.

(f) Effect of the Committee's Decisions. The Committee's determination on any matter concerning this Plan or an Award, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

9.   CHANGE IN CONTROL.

Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, all Options shall upon a Change in Control be fully vested and immediately exercisable. Unless otherwise expressly determined by the Committee, each Award shall provide that each Participant shall be provided with written notice of an imminent Change in Control and shall have the right during a thirty-day period ending on the fifth day prior to such Change in Control to exercise his or her Award, in whole or in part, without regard to any installment provisions under his or her Agreement; provided, however, that the Participant shall not be deemed to have exercised his or her Award until immediately prior to a Change in Control; provided, further, that the effectiveness of such exercise may be conditioned upon the actual occurrence of such Change in Control; provided, further, that the ability to exercise any Award which, except for the occurrence of a Change in Control, would not then be exercisable, shall be conditioned upon the actual occurrence of such Change in Control, and if such Change in Control is abandoned or otherwise does not occur, the Participant's exercise of the Award during such ten-day period shall be null and void; provided, further, that the Participant shall not be obligated to deliver the Exercise Price, if any, until he or she is informed by the Committee that such delivery is required (which notice shall be given no less than 24 hours prior to the required delivery time) and if any Change in Control is abandoned or otherwise does not occur, the Corporation will return such Exercise Price to the Participant without penalty or interest; provided, further, that if the Participant effects such exercise by delivery of Shares and/or other property issuable pursuant to an Award, such Shares and/or other property shall be held in escrow by the Corporation until the consummation of the Change in Control; and if such Change in Control is abandoned or otherwise does not occur, the Corporation will return such Shares and/or other property to the Participant without penalty or interest. At the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to the Option over the Exercise Price thereof, in exchange for the cancellation of such Options by the Participant.

10.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

(a) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Awards, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of Shares or other securities of the Corporation which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock split, stock dividend, combination or exchange of shares, or similar event in which the number or kind of Shares is changed without the receipt or payment of consideration by the Corporation.

(b) Other Transactions. In the event of a merger, reorganization or consolidation in which the stockholders of the Corporation receive shares in another entity (referred to herein as a "Transaction"), all outstanding Awards, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of Shares or other securities which results from the Transaction.

(c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a)  or
(b) hereof shall be made in such manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d) Conditions and Restrictions on New, Additional, Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e) Other Issuances. Except as expressly provided in this Section, the issuance by the Corporation or an Affiliate of shares of stock of any class, or of securities convertible into shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

11.  NON-TRANSFERABILITY OF AWARDS.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by Will or by the laws of descent and distribution. Upon any attempt to sell, pledge, assign, hypothecate, transfer or dispose of any Award, such Award and all rights thereunder shall immediately become null and void. Notwithstanding any other provision of this Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted NQSOs pursuant to this Plan may transfer such NQSOs to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that NQSOs so transferred may not again be transferred other than to the Participant originally receiving the grant of NQSOs or to an individual or trust to whom such Participant could have transferred NQSOs pursuant to this
Section 11. NQSOs which are transferred pursuant to this Section 11 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such NQSOs in the hands of the Participant originally receiving the grant of such NQSOs.

12.  TIME OF GRANTING AWARDS.

The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award or the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

13.  EFFECTIVE DATE.

This Plan shall become effective immediately upon its approval by a favorable vote of stockholders owning at least a majority of the total votes cast at a duly called meeting of the Corporation's stockholders held in accordance with applicable laws. No Awards may be made prior to approval of the Plan by the stockholders of the Corporation.

14.  MODIFICATION OF AWARDS.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall (i) confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or (ii) impair the Award without the consent of the holder of the Award.

15.  AMENDMENT AND TERMINATION OF THE PLAN.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

16.  CONDITIONS UPON ISSUANCE OF SHARES.

(a) Compliance With Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

(b) Special Circumstances. The inability of the Corporation to obtain approval from any regulatory body or authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws.

(c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

17.  RESERVATION OF SHARES.

The Corporation, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

18.  WITHHOLDING TAX.

The Corporation's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Corporation withhold Shares, or to deliver to the Corporation Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Corporation, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Corporation may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

19.  NO EMPLOYMENT OR OTHER RIGHTS.

In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with the Corporation, the Bank, or any Affiliate. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

20.  RIGHTS AS STOCKHOLDER.

No person shall have any rights as a holder of Common Stock with respect to Awards or Options hereunder, unless and until such person becomes a stockholder of record with respect to such Common Stock.

21.  GOVERNING LAW.

This Plan and each Award and Option granted hereunder shall be governed by and construed in accordance with the laws of the State of Mississippi, except to the extent that federal law shall be deemed to apply.

                                   APPENDIX 1

                                   PROXY CARD

                              TRUSTMARK CORPORATION

               POST OFFICE BOX 291 JACKSON, MISSISSIPPI 39205-0291

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on March 11, 1997.

The undersigned, having received Notice of Meeting and Proxy Statement dated February 14, 1997, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on March 11, 1997, in Ballroom "A" of the Ramada Plaza Hotel, located at Interstate 55 North and County Line Road, in Jackson, Mississippi, at 10:00 A.M., local time, and any adjournment thereof, as follows:

         1. Election of Directors

                  J. Kelly Allgood, Reuben V. Anderson, John L. Black, Jr., Harry H. Bush, Robert P. Cooke III, Frank R. Day, William
                  C. Deviney, Jr., D. G. Fountain, Jr., C. Gerald Garnett, Matthew L. Holleman III, Fred A. Jones, T. H. Kendall III, Larry L. Lambiotte, Robert V. Massengill, Donald E. Meiners, William Neville III, Richard H. Puckett, Charles
                  W. Renfrow, Clyda S. Rent, William Thomas Shows, Harry M. Walker, LeRoy G. Walker, Jr., Paul H. Watson, Jr., John
                  C. Wheeless, Jr. and Allen Wood, Jr.

         2. Approval of Trustmark Corporation 1997 Long Term Incentive Plan

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the decision of the Board of Directors.

SEE REVERSE SIDE

(X) Please mark your
    vote as in this example

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, the shares will be voted in accordance with the recommendation of the Board of Directors. Unless authority is withheld as to a particular nominee, the proxy will be voted for each nominee listed.

1. Election of Directors (see reverse)

(  ) FOR all nominees

(  ) WITHHOLD all nominees

(  ) FOR, EXCEPT vote withheld from the following nominee(s):

         --------------------------------------------------------------


2. Approval of Trustmark Corporation 1997 Long Term Incentive Plan

(  ) FOR

(  ) AGAINST

(  ) ABSTAIN

Please sign exactly as name appears. When shares are held as joint tenants, both are requested to sign. Trustees, attorneys, executors, administrators, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                     Date
         ------------------------------------      -----------------------------

Signature                                     Date
         ------------------------------------      -----------------------------
Please mark, sign, date and return proxy card promptly using the enclosed envelope.